UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 15, 2007
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9. 01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Supplemental Executive Retirement Plan
SERP Participation Agreement - Voegele
SERP Participation Agreement - Eads
SERP Participation Agreement - Robert

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 15, 2007, we entered into participation agreements under our Supplemental Executive Retirement Plan, as amended and restated (the “Plan”), with each of Brian C. Voegele, Senior Vice President and Chief Financial Officer, Rodney W. Eads, Executive Vice President and Chief Operating Officer, and Kevin C. Robert, Senior Vice President, Marketing and Business Development.
     Under these agreements, if the participant’s employment terminates for any reason other than cause on or after his “normal retirement date,” which is the date he attains age 62, then we will make annual payments to him for his lifetime equal to 50% of his final annual pay. If the participant voluntarily terminates his employment with us prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with us, then we will make annual payments to him for his lifetime equal to 50% of his final annual pay reduced by a certain percentage based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations means the sum of (1) the participant’s average base annual salary over the five years preceding his last day of active employment and (2) the participant’s target bonus percentage under our annual incentive compensation plan as in effect on the participant’s last day of active employment multiplied by the amount in clause (1). The foregoing benefits (i) fully vest upon the participant’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability, and (ii) if the participant is terminated involuntarily prior to his normal retirement date or his early retirement date, vest pro rata based on the number of months between January 1, 2007 and the earlier of the date that would have been his normal retirement date or his early retirement date, as applicable.
     If the participant’s employment is terminated by reason of disability, then we will make annual payments to him, which will commence as soon as practicable after his termination, for his lifetime equal to 50% of his final annual pay reduced by a certain percentage based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If the participant’s employment is terminated by reason of death, or if the participant dies after termination but prior to his normal retirement date and with a vested right to a benefit under the Plan, his spouse or beneficiary, as applicable, will receive the same benefit the participant would have received had the participant terminated on the later of the date of his death or actual termination, survived to his normal retirement date, elected to receive an annuity on his normal retirement date and died immediately after his normal retirement date.
     If a participant’s service is terminated by us prior to his normal retirement date other than for cause or by the participant due to certain events including non-renewal or breach by us of his employment agreement or a significant adverse change in authority, then, subject to pro rata vesting as described above, we will make annual payments to him for his lifetime equal to 50% of his final annual pay, commencing as soon as practicable after such participant’s normal retirement date or, if the termination is after the participant’s early retirement date, as soon as practicable after such termination, in each case in compliance with Section 409A of the Internal Revenue Code. Benefits under the Plan are not subject to deduction for Social Security benefits or other offset amounts.
     In addition, in connection with termination of employment with a vested right to a benefit under the Plan, the participant is entitled to receive until his death retiree medical and dental coverage for himself, his spouse (if any) as of the date of termination and his dependents who were covered under our group health plan as of the date of termination, with such coverage beginning on his normal retirement date or immediately if the participant is terminated after his early retirement date. These benefits will be at least as favorable as the group medical and dental coverage offered to Pride’s executive employees. This coverage (i) will be suspended during any period the participant has medical coverage provided by another employer, (ii) with respect to the participant and his spouse (if applicable), will be converted to

Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. The participant will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees.
     If the participant’s employment is terminated within two years (three years for Mr. Eads) after a change in control or, with respect to Mr. Voegele and Mr. Eads only, one year or two years, respectively, following a limited change in control (each as defined in the participant’s employment agreements), or in the event of a voluntary resignation by the participant within six months (12 months for Mr. Eads) after a change in control that is not a limited change in control, then the participant’s benefit under the Plan will fully vest and, in lieu of the lifetime cash payments, he will receive from us a lump sum payment in an amount equal to the present value of the benefits that would have been payable under the Plan on the first to occur of his early retirement date or his normal retirement date. The participant’s spouse or beneficiaries are entitled to certain payments if he dies while employed by Pride or while receiving or entitled to receive benefits under the Plan. The benefits to a spouse are payable for the lifetime of the spouse, and the benefits to beneficiaries are payable for a maximum of 10 years. If Pride terminates the participant’s employment for cause (as defined in the Plan or his employment agreement) or if the participant voluntarily resigns before his normal retirement date or, if earlier, his early retirement date, then he forfeits all rights to any benefits under the Plan. Any benefits described above that are payable in annuity form are payable in a lump sum at the election of the executive, as described below.
     On March 21, 2007, the Compensation Committee of our board of directors approved an amended and restated version of the Plan, effective January 1, 2007. Pursuant to the amendments, participants may elect to receive as a lump sum any benefit that is payable in annuity form under the Plan, which includes benefits payable upon normal retirement, early retirement, death and disability. The election must be made by current participants prior to December 31, 2007, and by new and future participants, including Messrs. Eads, Voegele and Robert, within 30 days of the date of their participation agreements. The amendments also make certain changes to the Plan intended to comply with Section 409A of the Internal Revenue Code and other changes to permit participation agreements to control specific terms of a participant’s benefits under the Plan.
     The Plan is a non-qualified retirement plan that provides for benefits, to the extent vested, to be paid to the participating executive upon the participant’s termination or retirement. We recognize its estimated liability and the related compensation expense over the estimated service period of each executive.
     The foregoing descriptions of the participation agreements and the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report and incorporated by reference herein.
Item 9. 01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2007.

10.2	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Brian C. Voegele.

10.3	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Rodney W. Eads.

10.4	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Kevin C. Robert.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
	By:	/s/ W. Gregory Looser
W. Gregory Looser
Date: March 21, 2007		Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description
10.1	Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2007.

10.2	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Brian C. Voegele.

10.3	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Rodney W. Eads.

10.4	SERP Participation Agreement effective as of March 15, 2007 between Pride International, Inc. and Kevin C. Robert.